Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Fourth Quarter 2012 Earnings Schedule

CHICAGO, January 3, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) has scheduled its fourth quarter earnings conference call on January 22, 2013, at 11 a.m. ET (10 a.m. CT).  The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International).  A live webcast can be accessed through the "Fourth Quarter 2012 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company currently plans to release its fourth quarter 2012 earnings prior to the opening of trading on January 22, 2013.  The earnings release also will be posted on the company’s website.  An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves.  As of September 30, 2012, the company had 35 offices in 10 states and $13.3 billion in assets.  The company’s website is www.theprivatebank.com.